Music Industry Executive, Jay Brown Joins Skullcandy Board of Directors

PARK CITY, UTAH - January 6, 2014 - Skullcandy, Inc. (NASDAQ: SKUL) today announced that Jay Brown has been appointed to the Company’s Board of Directors. Mr. Brown is Co-Founder & Chief Executive Officer of Roc Nation.

“We are very excited to welcome Jay to Skullcandy’s board. He brings to the company valuable perspectives gained from his many years finding and developing world-renowned music talent and growing entrepreneurial businesses. As Co-Founder and Chief Executive Officer of Roc Nation, Jay will significantly amplify Skullcandy’s presence in music and music lifestyle,” stated Hoby Darling, President and Chief Executive Officer. “Jay’s appointment comes at an exciting time in Skullcandy’s evolution into an audio performance leader driven by our innovative product development platforms and strong brand. With best in class quality and capabilities to deliver innovative audio experiences through technology platforms like Crusher, and fit and sound solutions like Off-Axis and Supreme Sound, we are now in a place where we can accelerate our music presence. I’m confident Jay will be a priceless partner in this important strategic initiative.”

Mr. Brown, a 20-year music industry executive veteran, fostered the careers and discovered countless superstars including Rihanna and Ne-Yo while EVP of Def Jam Recordings and working with artists such as NAS.  Mr. Brown currently overseas the careers of a diverse Roc Nation roster comprised of Grammy award winning and critically acclaimed recording artists, writers and producers including Rihanna, Shakira, Timbaland, Kylie Minogue and Santigold.

“There's more overlap between music and lifestyle than ever before. Skullcandy was really the first brand to pave the road for a culture of lifestyle audio in the headphone space.  I couldn't be more excited to join the Board of Directors now--especially at this stage of the evolution and I look forward to seeing the brand drive innovation in the space,” Brown said.

About Skullcandy, Inc.
Skullcandy is the leading global lifestyle and performance audio brand driven by the creativity and irreverence of youth culture. Skullcandy designs, markets and distributes audio and gaming headphones and other related products under the Skullcandy, Astro Gaming and 2XL by Skullcandy brands. Skullcandy was launched in 2003 and quickly became one of the world’s most distinct audio brands by bringing unique technology, color, character and performance to an otherwise monochromatic space; helping to revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. The Company’s products are sold and distributed through a variety of channels in the U.S. and approximately 80 countries worldwide. Visit skullcandy.com, or join us at facebook.com/skullcandy or on Twitter @skullcandy.

Forward-Looking Statements
Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s anticipated future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the “Risk Factors” section of the 2012 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2013 and in any subsequent reports we file with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise

Contacts
ICR
Brendon Frey / Joe Teklits
203-682-8200
Brendon.Frey@icrinc.com
Joseph.Teklits@icrinc.com